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                                                           Exhibit 99.B-d(9)(iv)

                  AMENDMENT TO INVESTMENT SUBADVISORY AGREEMENT
                                     BETWEEN
                     ING LIFE INSURANCE AND ANNUITY COMPANY
                                       AND
                     SALOMON BROTHERS ASSET MANAGEMENT, INC.

     AMENDMENT made as of this 8th day of November, 2004 to the Investment Subadvisory Agreement dated as of November 19, 2001, as amended (the "AGREEMENT"), between ING Life Insurance and Annuity Company, an insurance corporation organized and existing under the laws of the State of Connecticut (the "ADVISER"), and Salomon Brothers Asset Management, Inc., a Delaware corporation (the "SUBADVISER"). In consideration of the mutual covenants contained herein, the parties agree to amend the Agreement as follows:

1. Section 1 of the Agreement is hereby deleted in its entirety and replaced with the following:

     1. APPOINTMENT. The Adviser hereby appoints the Subadviser to act as the investment adviser and manager with respect to each Portfolio of the Company set forth on SCHEDULE A hereto (collectively, the "Portfolios") for the periods and on the terms set forth in this Agreement. The Subadviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

     In the event the Company designates one or more series (other than the Portfolios) with respect to which the Adviser wishes to retain the Subadviser to render investment advisory services hereunder, it shall notify the Subadviser in writing. If the Subadviser is willing to render such services, it shall notify the Adviser in writing, whereupon such series shall become a Portfolio hereunder, and be subject to this Agreement.

2. SCHEDULE A of the Agreement is hereby deleted and replaced with the AMENDED SCHEDULE A attached hereto.

3. APPENDIX A of the Agreement is hereby deleted and replaced with the AMENDED APPENDIX A attached hereto.

4. In all other respects, the Agreement is confirmed and remains in full force and effect.

5.   This Amendment shall become effective as of the date first written above.

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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed under seal by their duly authorized officers as of the date first mentioned above.


                                         ING LIFE INSURANCE AND ANNUITY
                                         COMPANY


                                         By:    /s/ Laurie M. Tillinghast
                                                --------------------------------
                                                Laurie M. Tillinghast
                                                Vice President


                                         SALOMON BROTHERS ASSET
                                         MANAGEMENT, INC.


                                         BY:       /s/ Robert B. Shepler
                                                   -----------------------------
                                         Name:     Robert B. Shepler,
                                         Title:    Managing Director

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                               AMENDED SCHEDULE A
                                       TO
                        INVESTMENT SUBADVISORY AGREEMENT
                                     BETWEEN
                     ING LIFE INSURANCE AND ANNUITY COMPANY
                                       AND
                     SALOMON BROTHERS ASSET MANAGEMENT, INC.

PORTFOLIOS

ING Salomon Brothers Aggressive Growth Portfolio
ING Salomon Brothers Fundamental Value Portfolio
ING Salomon Brothers Investors Value Portfolio
ING Salomon Brothers Large Cap Growth Portfolio

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                               AMENDED APPENDIX A
                                       TO
                        INVESTMENT SUBADVISORY AGREEMENT
                                     BETWEEN
                     ING LIFE INSURANCE AND ANNUITY COMPANY
                                       AND
                     SALOMON BROTHERS ASSET MANAGEMENT, INC.

PORTFOLIOS                                                  ANNUAL SUBADVISER FEE
                                                            ---------------------
                                                    (AS A PERCENTAGE OF AVERAGE DAILY NET
                                                                   ASSETS)
ING Salomon Brothers Fundamental Value         0.43% on first $150 million in combined assets
Portfolio(1)                                                of these Portfolios;
ING Salomon Brothers Investors Value                     0.40% on next $350 million;
Portfolio(1)                                              0.30% above $500 million

ING Salomon Brothers Aggressive Growth          0.35% on combined assets of these Portfolios
Portfolio                                                    below $500 million;
ING Salomon Brothers Large Cap Growth           0.30% on combined assets of these Portfolios
Portfolio                                             from $500 million to $2 billion;
                                                  0.25% on combined assets in excess of $2
                                                                   billion

----------
(1) The fee schedule shown for these Portfolios will be applied and based on the combined average daily net assets of the applicable Portfolios and the assets of the portfolios of an affiliated fund group, ING Investors Trust ("IIT"), that are also managed by the Subadviser under a similar investment strategy. The Portfolios that will be aggregated are: ING Salomon Brothers Fundamental Value Portfolio (IPI) and ING Salomon Brothers Investors Value Portfolio (IPI) assets are aggregated with ING Salomon Brothers All Cap Portfolio (IIT) and ING Salomon Brothers Investors Portfolio (IIT).

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